IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

BRUCE A. ARBIT and MARK WINTERS,
derivatively on behalf of Bovie Medical Corp.,

Plaintiffs,

v.                                                                                     Case No: 8:11-cv-02020-T-30TBM

ANDREW MAKRIDES, J. ROBERT SARON,
GEORGE W. KROMER, MICHAEL G.
NORMAN, AUGUST LENTRICCHIA, STEVEN
MACLAREN, GREGORY ALAN KONESKY,
MOSHE CITRONOWICZ, PETER PARDOLL,
and LEONARD KEEN,

Defendants,

and

BOVIE MEDICAL CORP.,

Nominal Defendant.
___________________________________________/

AMENDED ORDER PRELIMINARILY APROVING SETTLEMENT
OF DERIVATIVE ACTION AND PROVIDING FOR NOTICE

This shareholder derivative action comes before the Court for consideration of the Parties’ Joint Motion for Preliminary Approval of Settlement and the Parties’ Joint Motion for Entry of Amended Preliminary Approval Order, both made pursuant to Federal Rule of Civil Procedure 23.1 (the “Motion”).  This order amends and supersedes the Order Preliminarily Approving Settlement of Derivative Action and Providing for Notice (Dkt. 105) entered by the Court on July 2, 2014.  Unless otherwise defined herein, all capitalized terms used in this Order have the meanings provided them in the Stipulation and Agreement of Settlement (Dkt. 99) (the “Stipulation”) entered into by the Parties.  The Motion seeks the Court’s preliminary approval of the Settlement as provided for in the Stipulation, the scheduling of a Settlement Hearing to determine whether the Settlement and Stipulation should be approved as fair, reasonable, and adequate to Bovie Medical Corp. (“Bovie” or the “Company”) and its stockholders, and the establishment of procedures for providing notice to Bovie’s stockholders, as provided in the Stipulation.  The Court has reviewed the Motion, supporting materials, and the Stipulation, and, upon due consideration,

IT IS HEREBY ORDERED, as follows:
1.           The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing, the Stipulation and the Settlement set forth therein, including the terms and conditions for the Settlement and dismissal with prejudice of the Action.
2.           The Settlement Hearing shall be held before the undersigned judge of this Court on October 2, 2014 at 1:30 p.m., at Courtroom 17 of Sam M. Gibbons U.S. Courthouse, 801 N. Florida Avenue, Tampa, Florida 33602, to (a) determine whether the named Plaintiffs have fairly and adequately represented Bovie and its stockholders; (b) determine whether the Settlement provided by the Stipulation should be approved by the Court as fair, reasonable, adequate, and in the best interests of Bovie and its stockholders; (c) hear and determine any objections to the Settlement in accordance with the procedures set forth in the Stipulation; (d) determine whether the Court should enter an Order and Final Judgment substantially in the form attached as Exhibit C to the Stipulation dismissing the Action with prejudice, and releasing, barring, and enjoining prosecution of any and all Released Claims against the Releasees; (e) consider Plaintiffs’ Counsel’s Application for a Fee and Expense Award.; and (f) consider Plaintiffs’ application for an Enhancement Award.

3.           The Court reserves the right to continue and reconvene the Settlement Hearing, including consideration of the application for the Fee and Expense Award and Enhancement Award, without further notice to Bovie stockholders other than by announcement at the Settlement Hearing or any continued date thereof.

4.           The Court approves, as to form and content, the Notice attached as Exhibit D to the Stipulation and the Summary Notice attached as Exhibit A to the Parties’ Joint Motion for Entry of Amended Preliminary Approval Order and finds that the filing and publication of the Notice and the Summary Notice in the manner set forth in this Order meets the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process and is the best notice practicable under the circumstances and shall constitute due and sufficient notice of all matters relating to the Settlement and the Settlement Hearing to all persons and entities entitled thereto.
5.           No later than ten (10) days following entry of this Order, Bovie shall (a) cause the Notice to be filed with the United States Securities and Exchange Commission on Form 8-K and shall post the Notice and this Stipulation on its website and (b) cause the Summary Notice to be published for one day in Investor’s Business Daily.  All costs associated with filing the Notice and posting the Notice and Stipulation as required by this paragraph shall be borne by Bovie.  At least seven (7) days prior to the Settlement Hearing, Bovie’s Counsel shall file with the Court an affidavit or declaration confirming the filing and posting of the Notice and the Summary Notice in accord with these notice requirements.

6.           No later than ten (10) days following entry of this Order, each of Plaintiffs’ Counsel shall post copies of the Notice and Stipulation on the websites of each of Plaintiffs’ Counsel.  All costs associated with posting the Notice and Stipulation as required by this paragraph shall be borne by Plaintiffs’ Counsel.  At least seven (7) days prior to the Settlement Hearing, Plaintiff’s Counsel shall file with the Court an affidavit or declaration confirming the filing and posting of the Notice in accord with these notice requirements.  Any Bovie stockholder that continues to own such shares of Bovie common stock as of the date of the Settlement Hearing who objects to the Settlement or the application for a Fee and Expense Award by Plaintiffs’ Counsel, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than ten (10) calendar days prior to the Settlement Hearing, such person files with the Court, the following: (a) a written and signed notice of intention to appear which states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (b) proof that the objector owned shares of Bovie stock as of June 26, 2014 and continues to hold such shares; and (c) a written detailed statement of the person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support.  Any such filings with the Court must also be served upon each of the following counsel (by hand, first class U.S. mail, or express service) such that they are received no later than ten (10) calendar days prior to the Settlement Hearing:

Lynda J. Grant
TheGrantLawFirm, PLLC
521 Fifth Avenue, 17th Floor
New York, New York  10175

Samuel J. Salario, Jr.
Carlton Fields Jorden Burt, P.A.
4221 W. Boy Scout Boulevard, Suite 1000
Tampa, Florida  33607

and

Chris Ballentine
Fisher, Rushmer, Werrenrath, Dickson, Talley & Dunlap, P.A.
390 North Orange Avenue, Suite 2200
Orlando, Florida  32801

7.           Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or the Fee and Expense Award, or any other matter related to the Settlement.
8.           All briefs in support of the approval of the Settlement and Plaintiffs’ Counsel’s application for attorneys’ fees and expenses shall be filed with the Court no later than fifteen (15) calendar days before the Settlement Hearing; and reply papers, if any, shall be filed no later than three (3) calendar days before the Settlement Hearing.
9.           All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement and the Stipulation, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiffs, Bovie, and all other Bovie stockholders, Defendants, and the Company are enjoined from filing, commencing, or prosecuting any Released Claims against the Releasees in the Action or in any other lawsuit in any jurisdiction.

10.           If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit E.
11.           In the event that the Settlement is terminated pursuant to the terms of the Stipulation or the Effective Date otherwise fails to occur for any reason, the Settlement, and the Stipulation (other than ¶¶ 1.1-1.17 (to the extent they provide definitions), 5.2 (to the extent it requires the return of the Fee and Expense Award to Defendants’ insurance carriers), 7.1, 8.3-8.13 thereof) shall be canceled and terminated; this Order (other than ¶¶ 12 and 13 hereof) shall become null and void and be without prejudice to the rights of Plaintiffs, the other Bovie stockholders, Defendants, and the Company; and all proceedings in, and parties to, the Action shall revert to their status  quo ante.
12.           This Order, the Stipulation, whether or not consummated, any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, and any negotiations, discussions or proceedings in connection with this Stipulation or the Settlement:
    (a)           shall not be offered or received against any Defendant or Releasee as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any Defendant or Releasee of the truth of any fact alleged by Plaintiffs or the validity of any claim that has been or could have been asserted in the Action or any other litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants and Releasees;

    (b)           shall not be offered or received against any Defendant or Releasee as evidence of or construed or deemed to be evidence of a presumption, concession, admission of any fault, breach of duty, misrepresentation, omission, or other wrongdoing with respect to any conduct by or any statement or written document approved or made by any Defendant or Releasee;
    (c)           shall not be offered or received against any Defendant or Releasee as evidence or construed or deemed to be evidence of a presumption, concession, or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Parties, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; provided, however, that if the Stipulation is finally approved by the Court, Defendants and the Defendant Releasees may refer to it to effectuate the dismissals, releases, and liability protections granted thereunder;
    (d)            shall not be offered, received, or construed against any Defendant or Defendant Releasee as evidence or construed or deemed to be evidence against Defendants or Plaintiffs as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial;
    (e)           shall not be offered, received, or construed against any Plaintiff or any Bovie stockholders as evidence or construed or deemed to be evidence that the claims asserted in the Action lacked merit or were otherwise incapable of being proved; and
    (f)           shall not be offered, construed, or received in evidence as an admission, concession, or presumption against any Defendant or Releasee that Plaintiffs, Bovie, or any other Bovie stockholder may properly assert derivative claims against the Individual Defendants.
13.           The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

          _________________________________________________
          JAMES S. MOODY
          UNITED STATES DISTRICT JUDGE